UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 2, 2025

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices) (Zip code)

(949) 409-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of January 2, 2025, Oncocyte Corporation (the “Company”) entered into an Amendment to and Waiver of Right to Extend Original Lease (the “Amendment”), dated as of December 26, 2024, with Induce Biologics USA, Inc. (“Induce”) and Cushing Ventures, LLC (“Cushing”), which amended that certain Office Lease Agreement, dated December 23, 2019 (the “Original Lease”), by and between the Company, as tenant, and Cushing, as landlord.

Pursuant to the terms of the Amendment, among other things: (a) the Company and Induce agreed that (i) upon Cushing and Induce each signing the Replacement Lease (as defined below), all rights to extend the term of the Original Lease were terminated and (ii) the Original Lease shall expire on October 31, 2027, and as between Cushing and Induce, the Original Lease was replaced and superseded in its entirety by the Office Lease Agreement, dated December 26, 2024, by and between Induce, as tenant, and Cushing, as landlord (the “Replacement Lease”); and (b) Cushing and the Company agreed that, provided the Company is not in default under any of the terms and conditions of the Original Lease that is continuing beyond any and all applicable notice and cure periods, then, commencing on July 1, 2025 and continuing on the first day of each calendar month thereafter, the letter of credit in the amount of $1,700,000 (the “Letter of Credit Amount”) that the Company delivered to Cushing pursuant to the Original Lease (as revised pursuant to Cushing’s Consent to Sublease, dated September 12, 2023 (the “Consent”)) shall be reduced by an amount equal to $60,714.29 on each such date, until the Letter of Credit Amount is fully reduced.

The new Letter of Credit Amount corresponds to the Company’s restricted cash set forth on its most recent balance sheet (the “Restricted Cash”), and the reductions in the Letter of Credit Amount would correspondingly reduce the associated amount of Restricted Cash. There can be no assurance that the Letter of Credit Amount will be reduced.

Except as expressly set forth in the Amendment, the Amendment did not affect or impair any other covenants or conditions of the Original Lease or the Consent and all provisions thereof remain in full force and effect.

The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to and Waiver of Right to Extend Original Lease, dated as of December 26, 2024, effective as of January 2, 2025, by and among Oncocyte Corporation, Induce Biologics USA, Inc. and Cushing Ventures, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: January 8, 2025	By:	/s/ Joshua Riggs
Joshua Riggs
President and Chief Executive Officer